UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640

Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission by INmune Bio Inc., a Nevada corporation (the “Company”), on March 16, 2021 (the “8-K”), on March 15, 2021, David, J. Moss, Chief Financial Officer of the Company entered into a 10b5-1 trading plan in accordance with Rule 10b5-1 of the Securities Exchange act of 1934, as amended (the “Moss Plan”) for trading 275,000 shares of the Company’s common stock owned by Mr. Moss. On January 26, 2022, Mr. Moss terminated the Moss Plan. As of the termination of the Moss Plan, 29,259 shares of the Company’s common stock were sold pursuant to the Moss Plan.

As previously reported in the 8-K, on March 15, 2021, Raymond J. Tesi, Chief Executive Officer and a member of the Board of Directors the Company, entered into a 10b5-1 trading plan in accordance with Rule 10b5-1 of the Securities Exchange act of 1934, as amended (the “Tesi Plan”) for trading 120,000 shares of the Company’s common stock owned by Dr. Tesi. On, January 24, 2022, Dr. Tesi terminated the Tesi Plan. As of the termination of the Tesi Plan, 63,759 shares of the Company’s common stock were sold pursuant to the Tesi Plan.

As previously reported in the 8-K, on March 15, 2021, Mark Lowdell, Chief Scientific Officer of the Company, entered into a 10b5-1 trading plan in accordance with Rule 10b5-1 of the Securities Exchange act of 1934, as amended (the “Lowdell Plan”) for trading 120,000 shares of the Company’s common stock owned by Dr. Lowdell. On January 25, 2022, Dr. Lowdell terminated the Lowdell Plan. As of the termination of the Lowdell Plan, 33,458 shares of the Company’s common stock were sold pursuant to the Lowdell Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: January 27, 2022	By:	/s/ David Moss
David Moss
Chief Financial Officer

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